UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 4, 2022
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)
Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HAIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2022, the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) appointed Ameet Kumar as Senior Vice President and Chief Accounting Officer.

Mr. Kumar, age 38, served as the Company’s Senior Vice President and Global Corporate Controller from June 2020 until his appointment as Senior Vice President and Chief Accounting Officer in July 2022. Prior to joining the Company, Mr. Kumar was employed at AptarGroup, Inc., a designer and manufacturer of drug delivery, consumer product dispensing, and active material science solutions and services, as Director, Corporate Accounting & Reporting from May 2019 to June 2020 and as Director of Technical Accounting & Special Projects from May 2018 to May 2019. Prior to AptarGroup, Mr. Kumar served in roles of increasing responsibility at Ernst & Young from 2008 to May 2018. Prior to that, Mr. Kumar was employed at Pricewaterhouse Coopers from 2003 to 2008.

There is no arrangement or understanding between Mr. Kumar and any other person pursuant to which Mr. Kumar was selected as Senior Vice President and Chief Accounting Officer, and there are no family relationships between Mr. Kumar and any of the Company’s directors or executive officers. There have been no transactions involving Mr. Kumar that would be required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2022

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	EVP, General Counsel and Corporate Secretary